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                                                                     EXHIBIT 4.2

     We are excluded from including in this filing instruments relating to (i) the $3,850,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1998, issued by the Waxahachie Industrial Development Authority; (ii) the $6,750,000 Economic Development Revenue Bonds (Rock-Tenn Company, Mill Division Inc. Project), Series 1995, issued by the City of Columbus, Indiana; (iii) the $3,300,000 Economic Development Revenue Bonds (Rock-Tenn Converting Company Facility), Series 1994, issued by the Maryland Industrial Development Financing Authority; (iv) the $4,000,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Industrial Development Board of the City of Tullahoma, Tennessee;
(v) the $2,750,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Industrial Development Board of the County of Wilson; (vi) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Development Authority of DeKalb County; (vii) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1993, issued by the City of Harrison, Arkansas; (viii) the $1,500,000 Industrial Development Revenue Bonds (Rock-Tenn Company Mill Division, Inc.), Series 1996, issued by the Development Authority of DeKalb County; (ix) the $1,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1996, issued by the Hart County Industrial Development Authority; (x) the $3,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1997, issued by the Union County Industrial Facilities and Pollution Control Financing Authority; (xi) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1999, issued by the Development Authority of Richmond County; (xii) the $5,350,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1999, issued by the Union County Industrial Facilities and Pollution Control Financing Authority; (xiii) the $100,000,000 Rock-Tenn Company 7.25% Medium-Term Notes due August 1, 2005 issued pursuant to the Trust Indenture dated July 31, 1995; (xiv) the unsecured promissory note dated November 24, 1986 between Rock-Tenn Company and Richard F. Giersch and Marcus F. Snoddy, trustees for the benefit of Virginia M. Snoddy;
(xv) the unsecured promissory note dated December 8, 1986 between Rock-Tenn Company and Kathryn C. Morris, Robert B. Wright and Henry L. Conway, trustees for the benefit of Michael N. Morris; (xvi) the unsecured promissory note dated December 8, 1986 between Rock-Tenn Company and Ronald J. Fudge, trustee for the benefit of Arthur N. Morris, Jr.; (xvii) the unsecured promissory note dated December 8, 1986 between Rock-Tenn Company and Kathryn C. Morris, Robert B. Wright and Henry L. Conway, Jr., trustees for the benefit of Kathryn Ann Uguet de Resayre; (xviii) the Equipment Lease Agreement dated December 10, 1998 between Rock-Tenn Converting Company and PACCAR Financial Corp.; (xix) the Equipment Lease Agreement dated December 10, 1998 between Rock-Tenn Company, Mill Division, Inc. and PACCAR Financial Corp.; (xx) the promissory note dated December 1, 1995 between Waldorf Corporation and Martin L. Benskin. We agree to furnish a copy of the agreements relating to these instruments to the Securities and Exchange Commission upon request; and (xxi) the Master Lease Equipment Lease Agreement dated March 21, 2000 between Rock-Tenn Company of Texas, Inc. and Citicorp Del-Lease, Inc. d/b/a Citicorp Dealer Finance.